UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2010

MILLENNIUM PRIME, INC.
 (Exact name of registrant as specified in its Charter)

Delaware	0-28459	22-3360133
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

6538 Collins Avenue, Suite 262, Miami Beach, FL	33141
(Address of principal executive offices)	(Zip Code)

(786) 347-9309
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 15, 2010, Millennium Prime, Inc., a Delaware corporation (the “Company”) entered into a Securities Exchange Agreement with the principal shareholders/members of Bong Spirit Imports, LLC (“Bong”) a Florida Limited Liability Corporation pursuant to which the Company will acquire 100% of the outstanding shares/membership interests in exchange for an aggregate of 30,000,000 shares of the Company’s common stock.  The closing of this transaction is subject to a number of conditions including but limited to the Company providing Bong with $400,000 of capital at the Closing.  The Company anticipates that the closing will occur no later than July 31, 2010. The Company has been a marketing partner and financial investor in Bong since 2009, to date the Company has loaned Bong approximately $390,000.

Bong is an importer and distributor of alcohol products including Bong Vodka, Bong’s offices are located in Orlando, Florida.

Item 9.01	Financial Statements and Exhibits

c)	Exhibits

99.1	Securities Exchange Agreement dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MILLENNIUM PRIME, INC.
(Registrant)

Dated: April 16, 2010	By:	/s/ John F. Marchese
John F. Marchese
Chief Executive and Financial Officer